AGREEMENT AND PLAN OF REORGANIZATION
THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of this 11th day of December, 2009, by and between The FBR Funds, a Delaware statutory trust with its principal place of business at 1001
Nineteenth Street North, Arlington, Virginia (the “Acquiring Trust”),
on behalf of each of its series listed on Schedule A hereto (each an
“Acquiring Fund” and, collectively, the “Acquiring Funds”), and AFBA
5Star Funds, a Delaware statutory trust with its principal place of business at 909 North Washington Street, Alexandria, Virginia
(the “Acquired Trust”), on behalf of each of its series listed in
Schedule A hereto (each an “Acquired Fund” and, collectively, the
“Acquired Funds”).
This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1)
of the United States Internal Revenue Code of 1986, as amended (the “Code”).
The reorganization (the “Reorganization”) will consist of the transfer of all of the assets of each Acquired Fund to the corresponding
Acquiring Fund in exchange solely for voting shares of beneficial interest of such Acquiring Fund as shown in Schedule A hereto
(the “Acquiring Fund Shares”), the assumption by the Acquiring
Fund of the liabilities of the Acquired Fund described in
paragraph 1.3, and the distribution of the Acquiring Fund Shares to the shareholders of the Acquired Fund in completeliquidation of the Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.
WHEREAS, each Acquired Fund and Acquiring Fund are series of open-end, registered investment companies of the management type; and
WHEREAS, the Board of Trustees of the Acquiring Trust has determined that the exchange of all of the assets of each Acquired Fund for corresponding Acquiring Fund Shares and the assumption of the liabilities of the Acquired Funds by such Acquiring Funds, as described in paragraph 1.3 herein, is in the best interests of each Acquiring
Fund and its shareholders and that the interests of the existing shareholders of each Acquiring Fund would not be diluted as a result of this transaction; and
WHEREAS, the Board of Trustees of the Acquired Trust has determined that the exchange of all of the assets of each Acquired Fund for corresponding Acquiring Fund Shares and the assumption of the liabilities of the Acquired Funds by such Acquiring Funds, as described in paragraph
1.3 herein, is in the best interests of each Acquired Fund and its shareholders and that the interests of the existing shareholders of each
Acquired Fund would not be diluted as a result of this transaction.
NOW, THEREFORE, in consideration of the premises and of the covenants and greements hereinafter set forth, the parties hereto covenant and agree as follows:
1. TRANSFER OF ASSETS OF THE ACQUIRED FUNDS TO THE CORRESPONDING ACQUIRING
FUNDS IN EXCHANGE FOR ACQUIRING FUND SHARES, THE ASSUMPTION OF THE
LIABILITIES OF THE ACQUIRED FUNDS AND THE LIQUIDATION OF THE ACQUIRED FUNDS
1.1. Subject to the requisite approval of the Acquired Fund shareholders and the other terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Acquired Trust agrees to transfer all of  the assets of each Acquired Fund, as set forth in paragraph 1.2, to each corresponding Acquiring Fund, and each such Acquiring
Fund agrees in exchange therefor: (i) to deliver to the Acquired Fund the number of full and fractional Acquiring Fund Shares as of the time and date set forth in paragraph 2.1 and (ii) to assume the liabilities of the Acquired
Fund, as set forth in paragraph 1.3.  Such transactions shall take place at the closing provided for in paragraph 3.1 (the “Closing”).
1.2. The assets of each Acquired Fund to be acquired by the corresponding
Acquiring Fund shall consist of all assets and property, including, without limitation, all cash, securities, commodities and futures interests, claims (whether absolute or contingent, known or unknown, accrued or unaccrued)
and dividends or interest receivable that are owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the
Acquired Fund on the closing date provided for in paragraph 3.1
(the “Closing Date”) (collectively, “Assets”).
1.3. Each Acquiring Fund shall assume all of the liabilities of the
corresponding Acquired Fund (collectively, “Liabilities”).   The Acquired Trust,
on behalf of each Acquired Fund, shall deliver to the Acquiring Trust each
Acquired Fund’s Statement of Assets and Liabilities as of the Closing Date
pursuant to paragraph 8.2 hereof.
1.4. Immediately after the transfer of assets provided for in paragraph 1.1, each Acquired Fund will: (i) distribute to the Acquired Fund’s shareholders of record with respect to the classes of shares listed in Schedule A, determined as of immediately after the close of business on the Closing Date, on a pro rata basis within each class, the Acquiring Fund Shares of the class received by the
Acquired Fund pursuant to paragraph 1.1 (as listed in Schedule A) and (ii)
completely liquidate.  Such distribution and liquidation will be accomplished, with respect to each class of the Acquired Fund’s shares, by the transfer of the
Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the
Acquiring Fund in the names of the shareholders of record of each class of the
Acquired Fund’s shares, determined as of immediately after the close of business on the Closing Date (the “Acquired Fund Shareholders”).  The aggregate net asset value of such classes of Acquiring Fund Shares to be so credited to such
Acquired Fund Shareholders shall, with respect to each class, be equal to the aggregate net asset value of the Acquired Fund shares of that class owned by such shareholders on the Closing Date.  All issued and outstanding classes of
Acquired Fund shares as listed in Schedule A will simultaneously be canceled on the books of the Acquired Fund.  The Acquiring Fund shall not issue certificates representing such Acquiring Fund Shares in connection with such exchange.
1.5. Ownership of Acquiring Fund Shares of each Acquiring Fund will be shown on its books.  Acquiring Fund Shares will be issued in the manner described in the proxy statement/prospectus referred to in paragraph 6.3
(the “Proxy Statement/Prospectus”).
1.6. Any reporting responsibility of an Acquired Fund including, but not limited to, the responsibility for filing of regulatory reports, tax returns, or other documents with the U.S. Securities and Exchange Commission
(the “Commission”), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund.
1.7. As soon as reasonably practicable after the Closing Date, the Acquired
Trust shall make all filings and take all steps as shall be necessary and proper to effect its complete dissolution.
2. VALUATION
2.1. The value of the Assets shall be the value computed as of immediately after the close of business of the New York Stock Exchange (after the declaration of any dividends) on the Closing Date (such time and date being hereinafter called the “Valuation Date”), using the valuation procedures set forth in the Acquiring Trust’s Declaration of Trust and then-current prospectus and statement of additional information with respect to the Acquiring Funds, and valuation procedures established by the Acquiring Trust’s Board of Trustees.
2.2. All computations of value shall be made by the Acquired Funds’ designated record keeping agent and shall be subject to review by the Acquiring Funds’
record keeping agent and by each  Fund’s respective independent registered public accountants.
3. CLOSING AND CLOSING DATE
3.1. The Closing Date shall be February 26, 2010, or such other date as the parties may agree to in writing.  All acts taking place at the Closing shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties.  The close of business on the Closing Date shall be as of 4:00 p.m., Eastern Time.
The Closing shall be held at the offices of the Acquiring Trust or at such other time and/or place as the parties may agree.
3.2. The Acquired Trust shall direct PFPC Trust Company, as custodian for the
Acquired Funds (the “Custodian”), to deliver, at the Closing, a certificate of an authorized officer stating that (i) the Assets shall have been delivered in proper form to each Acquiring Fund within two business days prior to or on the
Closing Date; and (ii) all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.  Each Acquired
Fund’s portfolio securities represented by a certificate or other written instrument shall be presented by the Custodian to the custodian for the corresponding Acquiring Fund for examination no later than five business days preceding the Closing Date, and shall be transferred and delivered by the
Acquired Fund as of the Closing Date for the account of the corresponding
Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof.  The Acquired Trust on behalf of each
Acquired Fund, shall direct the Custodian to deliver as of the Closing Date by book entry, in accordance with the customary practices of the Custodian and any securities depository (as defined in Rule 17f-4 under the Investment Company Act of 1940, as amended (the “1940 Act”)) in which the Assets are deposited, the
Acquired Fund’s portfolio securities and instruments deposited with such depositories.  The cash to be transferred by an Acquired Fund shall be delivered by wire transfer of federal funds on the Closing Date.
If, on the Closing Date, an Acquired Fund is unable to make delivery in the manner contemplated by this paragraph of securities held by the Acquired
Fund for the reason that any of such securities purchased prior to the Closing
Date have not yet been delivered to the Acquired Fund or its broker, then the corresponding Acquiring Fund may, in its sole discretion, waive the delivery requirements of this paragraph with respect to said undelivered securities if the Acquired Fund has delivered to the Acquiring Fund or its custodian by or on the Closing Date, and with respect to said undelivered securities, executed copies of an agreement of assignment and escrow and due bills executed on behalf of said broker or broker, together with such other documents as may be required by the Acquiring Fund or its custodian including broker’s confirmation slips.
3.3. The Acquired Trust shall direct PNC Global Investment Servicing (the
“Transfer Agent”), on behalf of each Acquired Fund, to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Acquired Fund Shareholders and the number and percentage ownership of outstanding shares (of the classes listed in Schedule A)
owned by each such shareholder immediately prior to the Closing.  Each Acquiring
Fund shall issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date to the Secretary of the corresponding Acquired
Fund, or provide evidence satisfactory to the Acquired Trust that such Acquiring
Fund Shares have been credited to the corresponding Acquired Fund’s account on the books of the Acquiring Fund.  At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.
3.4. In the event that on the Valuation Date (a) the New York Stock Exchange or another primary trading market for portfolio securities of an Acquired Fund shall be closed to trading or trading thereupon shall be restricted, or
(b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Board of Trustees of the Acquired Trust accurate appraisal of the value of the net assets of the Acquired Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.
4. REPRESENTATIONS AND WARRANTIES
4.1. Except as has been disclosed to the Acquiring Funds in a written instrument executed by an officer of the Acquired Trust, the Acquired Trust, on behalf of each Acquired Fund, represents and warrants to the Acquiring Trust as follows:
(a) Each Acquired Fund is duly organized as a series of the Acquired Trust, which is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with power under the Acquired
Trust’s Agreement and Declaration of Trust to own all of its properties and assets and to carry on its business as it is now being conducted;
(b) The Acquired Trust is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act, and the registration of shares of each Acquired Fund under the Securities Act of 1933, as amended (“1933 Act”), is in full force and effect;
(c) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by each Acquired Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the
Securities Exchange Act of 1934, as amended (the “1934 Act”) and the 1940 Act and such as may be required by state securities or blue sky laws (which term as used in this
Agreement shall include the laws of the District of Columbia and of Puerto Rico);
(d) The current prospectus and statement of additional information of each Acquired Fund and each prospectus and statement of additional information of each Acquired Fund used during the three years previous to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933
Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not, or did not at the time of its use, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;
(e) On the Closing Date, each Acquired Fund will have good and marketable title to the
Assets and full right, power, and authority to sell, assign, transfer and deliver such
Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such Assets, each Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act, other than as disclosed to the Acquiring Funds;
(f) No Acquired Fund is engaged currently, and the execution, delivery and performance of this Agreement will not result, in (i) a material violation of the Acquired Trust’s
Agreement and Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Trust, on behalf of each
Acquired Fund, is a party or by which it is bound, other than as disclosed to the
Acquiring Funds; or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquired Trust, on behalf of each Acquired Fund, is a party or by which it is bound, other than as disclosed to the Acquiring Funds;
(g) All material contracts or other commitments of each Acquired Fund (other than this
Agreement and certain investment contracts including options, futures and forward contracts) will terminate without liability, or will be continued with respect to each such Acquired Fund as of the Closing Date;
(h) Except as otherwise disclosed in writing to the Acquiring Trust, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the best of its knowledge, threatened against the Acquired
Trust, an Acquired Fund or any of the Acquired Trust’s properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business.  Except as otherwise disclosed in writing to the Acquiring
Trust, the Acquired Trust knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;
(i) The Statement of Assets and Liabilities and Schedule of Investments of each
Acquired Fund at March 31, 2009 and the related Statements of Operations and Changes in Net Assets for the year then ended, have been audited by Cohen Fund Audit Services,
Ltd., an independent registered public accounting firm, included in its report dated
May 27, 2009, and are in accordance with generally accepted accounting principles
(“U.S. GAAP”) consistently applied, and such statements (copies of which have been furnished to the Acquiring Funds) present fairly, in all material respects, the financial condition of each Acquired Fund as of such date, and the results of their operations and the changes in their net assets for the year then ended, in accordance with U.S. GAAP, and there are no known material contingent liabilities of any Acquired
Fund required to be reflected on a statement of assets and liabilities (including the notes thereto) in accordance with U.S. GAAP as of such date not disclosed therein;
(j) The Acquiring Trust has been furnished with an unaudited statement of assets, liabilities and capital and a schedule of investments of each Acquired Fund, each as of September 30, 2009.  These statements are in accordance with U.S. GAAP and present fairly, in all material respects, the financial position of each Acquired
Fund as of such date in accordance with U.S. GAAP, and there are no known material contingent liabilities of any Acquired Fund as of such date not disclosed therein;
(k) Since March 31, 2009, there have not been any material adverse changes in any
Acquired Fund’s financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by any
Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, in each case except as otherwise disclosed to the
Acquiring Funds (for the purposes of this subparagraph (k), a decline in net asset value per share of an Acquired Fund due to declines in market values of securities in such Acquired Fund’s portfolio, the discharge of such Acquired
Fund’s liabilities, or the redemption of Acquired Fund shares by shareholders of the Acquired Fund shall not constitute a material adverse change);
(l) On the Closing Date, all Federal and other tax returns, dividend reporting forms, and other tax-related reports of each Acquired Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Acquired Trust’s knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;
(m) For each taxable year of its operation (including the taxable year that includes or closes on the Closing Date), each Acquired Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”) and has elected to be treated as such, and has been (or will be) eligible to and has computed (or will compute) its federal income tax under Section 852 of the Code, and the consummation of the transactions contemplated by this Agreement will not cause it to fail to be qualified as a RIC as of the Closing;
(n) All issued and outstanding shares of each Acquired Fund are, and on the
Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable, and have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws.  All of the issued and outstanding shares of each Acquired Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of each Acquired Fund, as provided in paragraph 3.3 of this
Agreement.  No Acquired Fund has outstanding any options, warrants or other rights to subscribe for or purchase any of the shares of an
Acquired Fund, nor is there outstanding any security convertible into any Acquired Fund shares;
(o) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Trustees of the Acquired Trust, on behalf of each Acquired Fund, and, subject to the approval of the shareholders of an Acquired Fund, this Agreement will constitute a valid and binding obligation of such Acquired Fund, enforceable against such Acquired
Fund in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;
(p) The information to be furnished by each Acquired Fund for use in the registration statement, proxy materials and other documents filed or to be filed by the Acquiring Trust with any federal, state or local regulatory authority which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects;
(q) The Acquired Trust is not under the jurisdiction of a Court in a
Title 11 or similar case within the meaning of Section 368(a)(3)(A)
of the Code;
(r) No Acquired Fund has any unamortized or unpaid organizational fees or expenses that have not previously been disclosed to the Acquiring
Trust;
(s) Each Acquired Fund has valued, and will continue to value, its portfolio securities and other assets in accordance with applicable legal requirements; and
(t) The Acquired Trust shall, as soon as reasonably practicable after satisfaction of all conditions of the Reorganization, file or cause to be filed, an application pursuant to Section 8(f) of the 1940 Act for an order declaring that the Acquired Trust has ceased to be a registered investment company.
4.2. Except as has been disclosed to the Acquired Funds in a written instrument executed by an officer of the Acquiring Trust, the Acquiring Trust, on behalf of each Acquiring Fund, represents and warrants to the Acquired Trust as follows:
(a) Each of the Acquiring Funds is duly organized as a series of the Acquiring Trust, which is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with power under the Acquiring Trust’s Declaration of
Trust to own all of its properties and assets and to carry on its business as it is now being conducted;
(b) The Acquiring Trust is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act and the registration of the shares of each Acquiring Fund under the 1933
Act, is, or will be as of the Closing Date, in full force and effect;
(c) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by an Acquiring
Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required by state securities laws;
(d) The current prospectus and statement of additional information of each Acquiring Fund conforms in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;
(e) On the Closing Date, each Acquiring Fund will have good and marketable title to its assets, free of any liens of other encumbrances, except those liens or encumbrances as to which the Acquired Fund has received notice and necessary documentation at or prior to the Closing;
(f) No Acquiring Fund is engaged currently, and the execution, delivery and performance of this Agreement will not result, in (i) a material violation of the Acquiring Trust’s Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the
Acquiring Trust, on behalf of each Acquiring Fund, is a party or by which it is bound, other than as disclosed to the Acquired Funds; or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquiring Trust, on behalf of each Acquiring Fund, is a party or by which it is bound, other than as disclosed to the Acquired Funds;
(g) Except as otherwise disclosed in writing to the Acquired Trust, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the best of its knowledge, threatened against the Acquiring Trust, an Acquiring Fund or any of the Acquiring Trust’s or an Acquiring Fund’s properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business.  The Acquiring Trust, on behalf of each Acquiring Fund, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;
(h) All issued and outstanding shares of each Acquiring Fund are, and on the Closing Date will be duly and validly issued and outstanding, fully paid and non-assessable by the Acquiring Trust and will be offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws.  No Acquiring Fund has outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares;
(i) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Trustees of the Acquiring Trust, on behalf of each Acquiring Fund, and this Agreement will constitute a valid and binding obligation of each Acquiring Fund, enforceable against such Acquiring Fund in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;
(j) Acquiring Fund Shares to be issued and delivered to an Acquired Fund, for the account of the Acquired Fund Shareholders, pursuant to the terms of this Agreement (as listed in Schedule A) and the Proxy Statement/
Prospectus, will on the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund
Shares, and will be fully paid and non-assessable;
(k) The Proxy Statement/Prospectus, and any amendment or supplement thereto, from the date of such materials through the date of the meeting of shareholders of the Acquired Fund contemplated therein shall (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, provided, however, that the representations and warranties in this subparagraph (k) shall not apply to statements in or omissions from the Proxy Statement/Prospectus made in reliance upon and in conformity with information that was furnished by an Acquired Fund for use therein; and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder;
(l) The Acquiring Trust is not under the jurisdiction of a Court in a
Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;
(m) No Acquiring Fund has any unamortized or unpaid organizational fees or expenses;
(n) On the Closing Date, all Federal and other tax returns, dividend reporting forms, and other tax-related reports of each Acquiring Fund required by law to have been filed by such date (including any extensions)
shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Acquiring
Trust’s knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns; and
(o) For each taxable year of its operation, each Acquiring Fund has met the requirements of Subchapter M of the Code for qualification as a RIC and has elected to be treated as such, has been eligible to and has computed its federal income tax under Section 852 of the Code, and the consummation of the transactions contemplated by this Agreement will not cause it to fail to be qualified as RIC as of the Closing.
5. COVENANTS OF THE ACQUIRED FUNDS
5.1. Each Acquired Fund will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include, without limitation, purchases and sales of portfolio securities, sales and redemptions of Acquired Fund shares, and the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.
5.2. Each Acquired Fund will call a meeting of its shareholders to consider and act upon this Agreement and to take all other action necessary under applicable federal and state law to obtain approval of the transactions contemplated herein.
5.3. Each Acquired Fund covenants that the Acquiring Fund Shares to be issued hereunder (as listed in Schedule A) are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.
5.4. Each Acquired Fund will assist the corresponding Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund shares.
5.5. Subject to the provisions of this Agreement, each Acquired Fund will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.
5.6. As soon as is reasonably practicable after the Closing, each
Acquired Fund will make a liquidating distribution to its shareholders consisting of the Acquiring Fund Shares (as listed in Schedule A)
received at the Closing as set forth in Paragraph 1.4.
5.7. Each Acquired Fund shall use commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as reasonably practicable.
5.8. The Acquired Trust, on behalf of each Acquired Fund, covenants that the Acquired Trust will, from time to time after the Closing, as and when reasonably requested by the Acquiring Funds, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as the
Acquiring Trust, on behalf of each Acquiring Fund, may reasonably deem necessary or desirable in order to vest in and confirm (a) the Acquired
Trust’s, on behalf of each Acquired Fund’s, title to and possession of the Acquiring Fund’s Shares to be delivered hereunder, and (b) the
Acquiring Trust’s, on behalf of each Acquiring Fund’s, title to and possession of all the Assets.
5.9. As promptly as practicable, but in any case within sixty days after the Closing, each Acquired Fund shall furnish each corresponding Acquiring
Fund, in such form as is reasonably satisfactory to such Acquiring Fund, a statement of the earnings and profits of the Acquired Fund for federal income tax purposes that will be carried over by such Acquiring Fund as a result of Section 381 of the Code, and which will be certified by the
Acquired Trust’s Treasurer.
6. COVENANTS OF THE ACQUIRING FUNDS
6.1. Subject to the provisions of this Agreement, each Acquiring Fund will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.
6.2. Each Acquiring Fund shall use its commercially reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.
6.3. In connection with the Acquired Fund shareholders’ meeting referred to in paragraph 5.2, each Acquiring Fund will prepare a Proxy Statement/
Prospectus for such meeting, to be included in a registration statement on Form N-14 (the “Registration Statement”) that the Acquiring Trust will file for registration under the 1933 Act of the Acquiring Fund Shares to be distributed to the Acquired Fund Shareholders pursuant hereto, all in compliance with the applicable requirements of the 1933 Act, the 1934
Act, and the 1940 Act.
6.4. The information to be furnished by each Acquiring Fund for use in the Proxy Statement/Prospectus shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations thereunder applicable thereto.
6.5. Each Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to commence such Acquiring Fund’s investment operations after the Closing
Date and continue its operations after the Closing Date.
7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUNDS
The obligations of the Acquired Trust, on behalf of each Acquired Fund, to consummate the transactions provided for herein shall be subject, at the
Acquired Trust’s election, to the performance by the Acquiring Trust, on behalf of each Acquiring Fund, of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:
7.1. All representations and warranties of the Acquiring Trust, on behalf of each Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;
7.2. The Acquiring Trust shall have delivered to the Acquired Trust a certificate executed in its name by its President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Acquired Trust and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Trust, on behalf of each Acquiring Fund, made in this Agreement are true and correct in all material respects at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement;
7.3. The Acquiring Trust, on behalf of each Acquiring Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the
Acquiring Trust, on behalf of each Acquiring Fund, on or before the
Closing Date;
7.4. Each Acquired Fund and each Acquiring Fund shall have agreed on the number of full and fractional Acquiring Fund Shares of each class to be issued in connection with the Reorganization (as listed in Schedule A)
after such number has been calculated in accordance with paragraph 1.1 of this Agreement; and
7.5. The Acquired Trust, on behalf of each Acquired Fund, shall have received on the Closing Date the opinion of Dechert LLP, counsel to the
Acquiring Trust (which may reasonably rely as to matters governed by the laws of the State of Delaware on an opinion of Delaware counsel and/or certificates of officers or Trustees of the Acquiring Trust), dated as of the Closing Date, covering the following points:(a) The Acquiring
Trust is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power to own all of the Acquiring Funds’ properties and assets and to carry on its business, including that of each Acquiring Fund, as a registered investment company, and each Acquiring Fund has all necessary federal, state and local authorizations to carry on its business as now being conducted;
(b) The Agreement has been duly authorized, executed and delivered by the Acquiring Trust on behalf of each Acquiring Fund and, assuming due authorization, execution and delivery of the Agreement by the Acquired Trust, is a valid and binding obligation of the
Acquiring Trust on behalf of each Acquiring Fund enforceable against the Acquiring Trust in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general equity principles;
(c) The Acquiring Fund Shares to be issued to the Acquired Fund
Shareholders as provided by this Agreement are duly authorized, upon such delivery will be validly issued and outstanding, and are fully paid and non-assessable by the Acquiring Trust, and no shareholder of an Acquiring Fund has any preemptive rights to subscription or purchase in respect thereof;
(d) The execution and delivery of the Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a material violation of the Acquiring Trust’s Declaration of Trust or By-Laws or any provision of any agreement (known to such counsel)
to which the Acquiring Trust is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which the Acquiring Trust is a party or by which it is bound;
(e) To the knowledge of such counsel, no consent, approval,
authorization or order of any court or governmental authority of the United States or the State of Delaware is required to be obtained by the Acquiring Trust in order to consummate the
transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required under state securities laws;
(f) The Acquiring Trust is a registered investment company
classified as a management company of the open-end type with respect to each series of shares it offers, including those of each Acquiring Fund, under the 1940 Act; its registration with the Commission as an investment company under the 1940 Act is in full force and effect; and each Acquiring Fund is a separate series of the Acquiring Trust duly constituted in accordance with the applicable provisions of the 1940 Act and the Declaration of Trust and Bylaws of the Acquiring Trust and applicable law; and
(g) To the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Acquiring Trust or any Acquiring Fund or any of their respective properties or assets and neither the Acquiring Trust nor any of the Acquiring Funds are a
party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business.
8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUNDS
The obligations of the Acquiring Trust, on behalf of each Acquiring
Fund, to complete the transactions provided for herein shall be subject, at the Acquiring Trust’s election, to the performance by the Acquired
Trust, on behalf of each Acquired Fund, of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:
8.1. All representations and warranties of the Acquired Trust, on behalf of each Acquired Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this
Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;
8.2. The Acquired Trust, on behalf of each Acquired Fund, shall have delivered to the Acquiring Trust a statement of each Acquired Fund’s
Assets and Liabilities, together with a list of portfolio securities of each Acquired Fund showing the tax costs of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer of the Acquired Trust;
8.3. The Acquired Trust shall have delivered to the Acquiring Trust on the
Closing Date a certificate executed in its name by its President or Vice
President and its Treasurer or Assistant Treasurer, in form and substance satisfactory to the Acquiring Trust and dated as of the Closing Date, to the effect that the representations and warranties of the Acquired Trust, on behalf of each Acquired Fund, made in this Agreement are, in all material respects, true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement;
8.4. The Acquired Trust, on behalf of each Acquired Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Acquired
Trust, on behalf of each Acquired Fund, on or before the Closing Date;
8.5. Each Acquired Fund and each Acquiring Fund shall have agreed on the number of full and fractional Acquiring Fund Shares of each class to be issued in connection with the Reorganization (as listed in Schedule A)
after such number has been calculated in accordance with paragraph 1.1 of this Agreement; and
8.6. The Acquiring Trust shall have received on the Closing Date the opinion of Stradley Ronon Steven & Young, LLP, counsel to the Acquired Trust (which may rely as to matters governed by the laws of the State of Delaware on an opinion of Delaware counsel and/or certificates of officers or Trustees of the Acquired Trust), covering the following points:
(a) The Acquired Trust is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power to own all of the Acquired Funds’ properties and assets, and to carry on its business, including that of each Acquired Fund, as presently conducted;
(b) The Agreement has been duly authorized, executed and delivered by the
Acquired Trust, on behalf of each Acquired Fund, and, assuming due authorization, execution and delivery of the Agreement by the Acquiring Trust, is a valid and binding obligation of the Acquired Trust, on behalf of each
Acquired Fund, enforceable against the Acquired Trust in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general equity principles;
(c) The execution and delivery of the Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a material violation of the Acquired Trust’s Agreement and Declaration of Trust or
By-Laws or any provision of any agreement (known to such counsel) to which the Acquired Trust is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement not disclosed to the Acquired
Trust, judgment or decree to which the Acquired Trust is a party or by which it is bound;
(d) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the
State of Delaware is required to be obtained by the Acquired Trust in order to consummate the transactions contemplated herein, except such as have been obtained under the 1933 Act (assuming the availability of the exemption provided in Rule 145(a)(2) thereunder), the 1934 Act and the 1940
Act, and such as may be required under state securities or blue sky laws
(other than those of the State of Delaware);
(e) The Acquired Trust is a registered investment company classified as a management company of the open-end type with respect to each series of shares it offers, including those of each Acquired Fund, under the 1940
Act and its registration with the Commission as an investment company under the 1940 Act is in full force and effect;
(f) The outstanding shares of each Acquired Fund are registered under the
1933 Act, and such registration is in full force and effect; and
(g) To the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Acquired Trust or any
Acquired Fund or any of their respective properties or assets, and neither the Acquired Trust nor any of the Acquired Funds are a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business.
8.7. Prior to the Closing Date, each Acquired Fund shall have declared and paid a dividend or dividends which, together with all previous dividends, shall have the effect of distributing:  (i) all of the
Acquired Fund’s investment company taxable income (plus the excess, if any, of its interest income excludible from gross income under Section
103(a) of the Code over its deductions disallowed under Sections 265 and
171(a)(2) of the Code) and all of its net realized capital gains for the taxable year ending on the Closing Date (computed without regard to any deduction for dividends paid); and (ii) any undistributed investment company taxable income (plus the excess, if any, of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code) and net realized capital gains from any prior period to the extent not otherwise already distributed.
8.8. The Acquired Trust shall have furnished to the Acquiring Trust a certificate, signed by the President (or any Vice President) and the
Treasurer of the Acquired Trust, as to the adjusted tax basis in the hands of each Acquired Fund of the securities delivered to the Acquiring Funds pursuant to this Agreement computed in accordance with applicable sections of the Code and, with respect to securities, showing a breakdown by purchase lot.
9. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUNDS AND
THE ACQUIRED FUNDS
If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Acquired Trust, on behalf of each Acquired Fund, or the Acquiring Trust, on behalf of each Acquiring
Fund, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:
9.1. With respect to each Acquired Fund individually, the Agreement and the transaction contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of such Acquired
Fund in accordance with the provisions of the Acquired Trust’s
Declaration of Trust, By-Laws, applicable Delaware law and the 1940 Act, and certified copies of the resolutions evidencing such approval shall have been delivered to the Acquiring Trust.  Notwithstanding anything herein to the contrary, neither the Acquired Trust nor the Acquiring
Trust may waive the conditions set forth in this paragraph 9.1 of this
Agreement;
9.2. The Agreement and the transactions contemplated herein shall have been approved (and such approval shall not have subsequently been revoked)
by the Board of Trustees of the Acquiring Trust and the Board of Trustees
of the Acquired Trust, and each party shall have delivered to the other a copy of the resolutions approving this Agreement adopted by the other party’s Board, certified by the Secretary or equivalent officer;
9.3. On the Closing Date no action, suit or other proceeding shall be pending or, to its knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;
9.4. All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by the Acquiring Trust or the Acquired Trust to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of any Acquiring Fund or Acquired Fund, provided that either party hereto may for itself waive any of such conditions;
9.5. The Registration Statement shall have become effective under the 1933
Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act; and
9.6. The parties shall have received the opinion of Dechert LLP addressed to the Acquired Trust and the Acquiring Trust substantially to the effect that, based upon certain facts, assumptions, and representations, for
Federal income tax purposes:
(a) The transfer by each Acquired Fund of all of its assets to the corresponding Acquiring Fund in exchange for Acquiring Fund Shares, and the distribution of such shares to the Acquired Fund Shareholders, as provided in this Agreement, will constitute a reorganization within the meaning of Section 368 of the Code;
(b) No gain or loss will be recognized by an Acquired Fund as a result of such transactions except with respect to certain contracts described in
Section 1256(b) of the Code and stock in passive foreign investment companies, as defined in Section 1297(a) of the Code;
(c) No gain or loss will be recognized by an Acquiring Fund as a result of such transactions;
(d) No gain or loss will be recognized by the shareholders of any Acquired
Fund upon the distribution to them by the Acquired Trust of the Acquiring
Fund Shares in exchange for their shares of the Acquired Funds;
(e) The basis of the Acquiring Fund Shares received by each shareholder of an Acquired Fund will be the same as the basis of the shareholder’s
Acquired Fund shares immediately prior to such transactions;
(f) The basis of the Acquired Fund Assets received by an Acquiring Fund will be the same as the basis of such assets in the hands of the Acquired
Fund immediately prior the transactions;
(g) A shareholder’s holding period for the Acquiring Fund Shares will be determined by including the period for which the shareholder held the shares of the Acquired Fund exchanged therefor, provided that the shareholder held such shares of the Acquired Fund as a capital asset; and
(h) The holding period of an Acquiring Fund with respect to the Acquired
Fund Assets will include the period for which such Acquired Fund Assets were held by the Acquired Fund, provided that the Acquired Fund held such Acquired Fund Assets as capital assets.
The delivery of such opinion is conditioned upon receipt by Dechert LLP of representations it shall request of the Acquired Trust and the Acquiring
Trust.  Notwithstanding anything herein to the contrary, neither the
Acquired Trust nor the Acquiring Trust may waive the condition set forth in this paragraph 9.6 of this Agreement.
10. INDEMNIFICATION
10.1. The Acquiring Trust agrees to indemnify and hold harmless the
Acquired Trust and each of the Acquired Trust’s officers and Trustees from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which jointly and severally, the Acquired Trust or any of its Trustees or officers may become subject, insofar as such loss, claim, damage, liability or expense
(or actions with respect thereto) arises out of or is based on any breach by the Acquiring Trust of any of its representations, warranties, covenants or agreements set forth in this Agreement.
10.2. The Acquired Trust agrees to indemnify and hold harmless the Acquiring
Trust and each of the Acquiring Trust’s officers and Trustees from and against any and all losses, claims, damages, liabilities or expenses
(including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which jointly and severally, the Acquiring
Trust or any of its Trustees or officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Acquired Trust of any of its representations, warranties, covenants or agreements set forth in this Agreement.
11. BROKERAGE FEES AND EXPENSES
11.1. The Acquired Trust, on behalf of each Acquired Fund, and the Acquiring
Trust, on behalf of each Acquiring Fund, represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.
11.2. The expenses relating to the proposed Reorganization will be borne by FBR
Fund Advisers, Inc. and AFBA Investment Management Company.  The costs of the
Reorganization shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, preparation, printing and distribution of the Proxy Statement/Prospectus and Registration
Statement, legal fees and accounting fees with respect to the Reorganization and the Proxy Statement/Prospectus and Registration Statement,  expenses of holding shareholder meetings and all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps.  Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a “regulated investment company” within the meaning of Section 851 of the Code.
12. FINAL TAX RETURNS AND FORMS 1099 of ACQUIRED FUND
12.1. After the Closing Date, the Acquired Trust shall or shall cause its agents to prepare any federal, state or local tax returns, including any Forms 1099, required to be filed by the Acquired Trust with respect to each Acquired Fund’s final taxable year ending with its complete liquidation and for any prior periods or taxable years and shall further cause such tax returns and Forms 1099 to be duly filed with the appropriate taxing authorities.
12.2. Notwithstanding the provisions of Article 11 hereof, any expenses incurred by the Acquired Trust or an Acquired Fund (other than for payment of taxes) in connection with the preparation and filing of said tax returns and Forms 1099 after the Closing, shall be borne by the Acquired Fund to the extent such expenses have been or should have been accrued by the Acquired Fund in the ordinary course without regard to this Plan; any excess expenses shall be borne by FBR Fund
Advisers, Inc. at the time such tax returns and Forms 1099 are prepared.
13. COOPERATION AND EXCHANGE OF INFORMATION
13.1. The Acquiring Trust and the Acquired Trust will provide each other and their respective representatives with such cooperation, assistance and information as either of them reasonably may request of the other in filing any tax returns, amended return or claim for refund, determining a liability for taxes or a right to a refund of taxes or participating in or conducting any audit or other proceeding in respect of taxes, or in determining the financial reporting of any tax position. Each party or their respective agents will retain for a period of six (6) years following the Closing all returns, schedules and work papers and all material records or other documents relating to tax matters and financial reporting of tax positions of each Acquired Fund and corresponding
Acquiring Fund for its taxable period first ending after the Closing and for prior taxable periods for which the party is required to retain records as of the Closing.
14. ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
14.1. The Acquired Trust and the Acquiring Trust agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.
14.2. The representations, warranties and covenants contained in this
Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.  The covenants to be performed after the Closing shall survive the Closing.
15. TERMINATION
This Agreement may be terminated and the transactions contemplated hereby may be abandoned by either party by (i) mutual agreement of the parties;
or (ii) by either party if the Closing shall not have occurred on or before
February 26, 2010, unless such date is extended by mutual agreement of the parties; or (iii) by either party if the other party shall have materially breached its obligations under this Agreement or made a material and intentional misrepresentation herein or in connection herewith.  In the event of any such termination, this Agreement shall become void and there shall be no liability hereunder on the part of any party or their respective Trustees or officers, except for any such material breach or intentional misrepresentation, as to each of which all remedies at law or in equity of the party adversely affected shall survive.
16. AMENDMENTS
This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of the Acquired
Trust and the Acquiring Trust; provided, however, that following a meeting of the shareholders of an Acquired Fund called by the Acquired Trust pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of the Acquiring Fund Shares to be issued to the Acquired Fund Shareholders under this Agreement (as listed in Schedule A) to the detriment of such shareholders without their further approval.
17. NOTICES
Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, personal service or prepaid or certified mail addressed to:
The FBR Funds
1001 Nineteenth Street North
Arlington, Virginia  22209
Attn: Edward M. Wheeler
AFBA 5Star Funds
909 North Washington Street
Alexandria, Virginia 22314
Attn: Robert E. Morrison, Jr.
With a copy to:
With a copy to:
Dechert LLP
1775 I Street, N.W.
Washington, D.C. 20006
Attn : Patrick W.D. Turley, Esq.
Stradley, Ronon, Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, Pennsylvania 19103
Attn: Michael P. O’Hare, Esq.

18. HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT;
LIMITATION OF LIABILITY
18.1. The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
18.2. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.
18.3. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.
18.4. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.
18.5. It is expressly agreed that the obligations of the parties hereunder shall not be binding upon any of their respective Trustees, shareholders, nominees, officers, agents, or employees personally, but shall bind only the property of the Acquired Funds or the Acquiring Funds, as provided in the Agreement and
Declaration of Trust of the Acquired Trust or the Declaration of Trust of the
Acquiring Trust, respectively.  The execution and delivery by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of such party.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President or Vice President.

THE FBR FUNDS on behalf of its series listed in
Schedule A

By: _____________________________________
Name: _____________________________________
Title: _________________________

AFBA 5STAR FUNDS on behalf of its series listed in Schedule A

By:__________________
Name: _____________________________________
Title: _____________________________

FBR FUND ADVISERS, INC. (solely with respect to Section 11.2)

By:_____________________
Name: _____________________________________
Title: _____________________________

AFBA INVESTMENT MANAGEMENT COMPANY (solely with respect to Section 11.2)

By:_________
Name: _____________________________________
Title: _________________________

SCHEDULE A
SCHEDULE A
ACQUIRING FUND
(each Acquiring Fund is a series of The FBR Funds)
ACQUIRED FUND
(each Acquired Fund is a series of AFBA 5Star  Funds)
FBR Pegasus Fund

AFBA 5Star Large Cap Growth Fund
     Investor Class
     Advisor Class

Investor Class
     Class C
     I Class
     Class I
FBR Pegasus Mid Cap Fund

AFBA 5Star Mid Cap Value Fund
     Investor Class
     Advisor Class
     Investor Class

Class C
     I Class
     Class I
FBR Pegasus Small Cap Growth Fund
AFBA 5Star Small Cap Fund

Investor Class
     Advisor Class
     Investor Class
     Class C
     I Class

Class I
FBR Technology Fund
AFBA 5Star Science and Technology Fund
     Investor Class

Advisor Class
     Investor Class
     Class C
     I Class
     Class I

A-1